Exhibit 10.6


                     FIRST AMENDMENT TO CONSULTING AGREEMENT


         WHEREAS, Robert H. Hilb ("Consultant") entered into a Consulting Agreement (attached) with Hilb, Rogal and Hamilton Company ("Company") on June 1, 1997;

         WHEREAS, the Consulting Agreement provided for a three year term expiring May 31, 2000;

         WHEREAS, the Company and Consultant desire to extend the term of the Consulting Agreement for three (3) years and to provide for an acceleration of fees due Consultant upon a specified change in Company's management;

IT IS HEREBY, AGREED:

A. Section 3. Term is hereby amended by deleting May 31, 2000, and substituting therefor May 31, 2003.

B.       A new Section is hereby added as follows:

         13. Removal of Andrew L. Rogal. If Andrew L. Rogal should cease to be CEO of Company prior to May 31, 2003, for any reason other than his death or disability or voluntary resignation, then Consultant may, within sixty (60) days of such change, elect to be paid in a lump sum all consulting fees due to be paid him through May 31, 2003, with no further obligation to perform any such consulting services.

C. Except as set forth above, the Consulting Agreement remains in full force and effect.




                                    HILB, ROGAL AND HAMILTON COMPANY


/s/ Robert H. Hilb                  By: /s/ Andrew L. Rogal
--------------------------------        ----------------------------------------
Robert H. Hilb                          Andrew L. Rogal, Chief Executive Officer
November 9, 1999                        November 9, 1999